                                                                  Exhibit 4.6(i)









                           HOST MARRIOTT CORPORATION

                                      and

                          FIRST CHICAGO TRUST COMPANY
                                  OF NEW YORK

                        _______________________________

                               WARRANT AGREEMENT

                         Dated as of October __, 1994

                        _______________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                         PAGE
                                                                         ----


SECTION 1.    Appointment of Warrant Agent...............................   1

SECTION 2.    Warrant Certificates.......................................   1

SECTION 3.    Execution of Warrant Certificates..........................   2

SECTION 4.    Registration and Countersignature..........................   2

SECTION 5.    Registration of Transfers and Exchanges....................   3

SECTION 6.    Terms of Warrants; Exercise of Warrants....................   3

SECTION 7.    No Rights as Stockholders..................................   5

SECTION 8.    Payment of Taxes and Other Costs...........................   5

SECTION 9.    Mutilated or Missing Warrant Certificates..................   5

SECTION 10.  Reservation of Warrant Shares...............................   6

SECTION 11.  Registration of Warrant Shares..............................   7

SECTION 12.  Adjustment of Exercise Price and Number of
             Warrant Shares Issuable.....................................   7
        (a)  Adjustment for Change in Capital Stock......................   7
        (b)  Adjustment for Rights Issue.................................   8
        (c)  Adjustment for Other Distributions..........................   9
        (d)  Current Market Price........................................  10
        (e)  When De Minimis Adjustment May Be Deferred..................  10
        (f)  When No Adjustment Required.................................  10
        (g)  Notice of Adjustment........................................  11
        (h)  Voluntary Reduction.........................................  11
        (i)  Notice of Certain Transactions..............................  11
        (j)  Reorganization of Company...................................  11
        (k)  Company Determination Final.................................  12
        (l)  Warrant Agent's Disclaimer..................................  12
        (m)  When Issuance or Payment May Be Deferred....................  12
        (n)  Adjustment in Number of Shares..............................  13
        (o)  Form of Warrants............................................  13

SECTION 13.  Fractional Interests........................................  13

SECTION 14.  Notices to Warrant Holders..................................  14

SECTION 15.  Merger, Consolidation or Change of Name
             of Warrant Agent............................................  14


                                      A-i

SECTION 16.  Warrant Agent...............................................  15

SECTION 17.  Change of Warrant Agent.....................................  17

SECTION 18.  Notices to Company and Warrant Agent........................  17

SECTION 19.  Supplements and Amendments..................................  18

SECTION 20.  Successors..................................................  18

SECTION 21.  Termination.................................................  18

SECTION 22.  Governing Law...............................................  18

SECTION 23.  Benefits of This Agreement..................................  18

SECTION 24.  Counterparts................................................  18

EXHIBIT A................................................................ A-1

          WARRANT AGREEMENT (this "Agreement") dated as of October ___, 1994 between Host Marriott Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, as Warrant Agent (the "Warrant Agent").

                                   RECITALS
                                   --------

          WHEREAS, the Company has agreed to issue Common Stock Purchase Warrants, as hereinafter described (the "Warrants"), to purchase an aggregate of
7.7 million shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares") pursuant to that certain Stipulation and Agreement of Compromise and Settlement dated as of March 23, 1993 (the "Settlement Agreement") entered into in connection with the settlement of the class action lawsuits instituted against the Company and certain individual defendants by certain holders and purchasers of senior notes and debentures of the Company (the "Class Action Lawsuits"), which Settlement Agreement was approved by the United States District Court for the District of Maryland on September 10, 1993.

          WHEREAS, the issuance of the Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 3(a)(10) thereunder; and

          WHEREAS, a registration statement with respect to the issuance of the Warrants and the Warrant Shares was declared effective on ______, 1994; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1.  Appointment of Warrant Agent.  The Company hereby appoints
                      ----------------------------
the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

          SECTION 2.  Warrant Certificates.  The certificates evidencing the
                      --------------------
Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

          SECTION 3.  Execution of Warrant Certificates.  Warrant Certificates
                      ---------------------------------
shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, a Vice President, Secretary or an Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, a Vice President, Secretary or an Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

          Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

          SECTION 4.  Registration and Countersignature. The Warrant Agent, on
                      ---------------------------------
behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

          Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrants entitling the holders thereof to purchase in the aggregate not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

          The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone, including the registered holder(s)) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          SECTION 5.  Registration of Transfers and Exchanges.  The Warrant
                      ---------------------------------------
Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company. Notwithstanding anything to the contrary, the Company shall have the right to suspend transfers of Warrant Certificates upon notice to the Warrant Agent during the pendency of any Suspension Period (defined below) as provided in Section 11.

          By accepting delivery of a Warrant Certificate evidencing one or more Warrants, each Warrant holder represents and warrants to the Company that:

               (1) Such holder is not acting as an "underwriter" or "dealer" within the meaning of Section 2(11) and Section 2(12), respectively, of the Securities Act with respect to the Warrants; and

               (2) Such holder is not directly or indirectly controlling or controlled by the Company or any person under direct or indirect common control with the Company, within the meaning of Section 2(11) of the Securities Act.

          Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

          The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4, the new Warrant Certificates required pursuant to the provisions of this Section 5.

          SECTION 6.  Terms of Warrants; Exercise of Warrants.  Subject to the
                      ---------------------------------------
terms of this Agreement, each Warrant holder shall have the right, which may be exercised commencing upon the execution of this Agreement and until 5:00 p.m., New York City time on October 8, 1998 (the "Expiration Time") to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares (provided that Warrants shall not be exercisable during any Suspension Period (as defined below) as provided in Section 11). Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

          A Warrant may be exercised upon surrender to the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Warrant Agent for the account of the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company.

          Subject to the provisions of Section 8 hereof, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder, and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 13.
Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

          The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Time, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the

Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

          All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received under Section 14 of this Agreement available for inspection by the holders of Warrants during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          SECTION 7.  No Rights as Stockholders.  Nothing contained in this
                      -------------------------
Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrant Certificates the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 8.  Payment of Taxes and Other Costs.  The Warrant holder
                      --------------------------------
shall be required to pay any and all tax or taxes which may be payable in respect of (i) the issuance of the Warrants, (ii) the issuance of Warrant Shares upon exercise of the Warrants, or (iii) any transfer of any Warrant Certificates or the issuance of any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of the Warrant, and the Company shall not be required to issue or deliver Warrant Shares or new Warrant Certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The holder of any Warrant Certificate requesting transfer or exchange thereof pursuant to Section 5 shall also be required to pay any and all costs and expenses of such transfer or exchange, including without limitation the fees and expenses of the Warrant Agent in connection therewith; and the Company shall not be required to issue or deliver new Warrant Certificates upon such transfer or exchange unless and until the person or persons requesting such transfer or exchange shall have paid to the Company the amount of such costs and expenses or shall have established to the satisfaction of the Company that such costs and expenses have been paid.

          SECTION 9.  Mutilated or Missing Warrant Certificates.  In case any of
                      -----------------------------------------
the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 10.  Reservation of Warrant Shares.  The Company will at all
                       -----------------------------
times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for the issuance of the Warrant Shares. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in
Section 13. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, as required by Section 14 hereof.

          Before taking any action which would cause an adjustment pursuant to
Section 12 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which, in the opinion of its counsel (which may be counsel employed by the Company), may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issuance, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

          SECTION 11.  Registration of Warrant Shares.  The Company will use its
                       ------------------------------
reasonable best efforts to maintain an effective and current registration statement under the Securities Act for the issuance of the Warrant Shares during the period commencing on the date hereof through the earlier of (i) the Expiration Time or (ii) the date on which all Warrants have been exercised; provided that the Company (in its sole discretion) shall have the right to discontinue the effectiveness of such registration statement with respect to the Warrant Shares for such periods as the Company determines are necessary and appropriate. The Company will notify the Warrant Agent at any time that the effectiveness of the registration statement with respect to the Warrant Shares has been suspended (any such period during which effectiveness of the registration statement is suspended being referred to as a "Suspension Period"), and during any Suspension Period the Warrants will not be exercisable.

          The Company will use its reasonable best efforts to obtain any required approvals or registrations under state "blue sky" securities laws for the issuance of the Warrant Shares; provided however, that Warrants may not be exercised by, or Warrant Shares issued to, any holder in any state where such exercise or issuance would be unlawful.

          SECTION 12.  Adjustment of Exercise Price and Number of Warrant Shares
                       ---------------------------------------------------------
Issuable.  The Exercise Price and the number of Warrant Shares issuable upon the
- --------
exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12. For purposes of this
Section 12, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

          (a) Adjustment for Change in Capital Stock.
              --------------------------------------

          If the Company:

              (1) pays a dividend, or makes a distribution, on its Common Stock in shares of its Common Stock;

              (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

              (3) combines its outstanding shares of Common Stock into a smaller number of shares;

              (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

              (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a holder of a Warrant upon exercise thereof may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

          Such adjustment shall be made successively whenever any event listed in (1) through (5) above shall occur.

          (b)  Adjustment for Rights Issue.
               ---------------------------

          If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula, effective as of the expiration of such rights, options or warrants:

                        O + N x P
                            -----
               E' = E x       M
                        -----------
                            O + N
 where:

     E' = the adjusted Exercise Price.

     E  = the current Exercise Price.

     O  = the number of shares of Common Stock outstanding on the record date.

     N = the number of additional shares of Common Stock issued upon exercise thereof.

     P  = the offering price per share of the additional shares.

     M  = the current market price per share of Common Stock on the record date.

          The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants.

          (c)  Adjustment for Other Distributions.
               ----------------------------------

          If the Company distributes to all holders of its Common Stock any of its assets or any rights or warrants to purchase assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:


                       E' = E x M - F
                                -----
                                  M
where:

     E' = the adjusted Exercise Price.

     E  = the current Exercise Price.

     M = the current market price per share of Common Stock on the record date mentioned below.

     F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          This subsection (c) does not apply to (i) cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles, (ii) distributions of capital stock of the Company referred to in subsection (a) of this Section 12 or (iii) distribution of rights, options or warrants referred to in subsection (b) of this Section 12.

          (d)  Current Market Price.
               --------------------

          In subsections (b) and (c) of this Section 12 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on the principal such exchange, which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.

          (e)  When De Minimis Adjustment May Be Deferred.
               ------------------------------------------

          No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (f)  When No Adjustment Required.
               ---------------------------

          No adjustment need be made for a transaction referred to in subsections (a), (b) or (c) of this Section 12 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          No adjustment need be made for the issuance of rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

          No adjustment need be made for a change in the par value (or no par value) of the Common Stock.

          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          (g)  Notice of Adjustment.
               --------------------

          Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 14 hereof.

          (h)  Voluntary Reduction.
               -------------------

          The Company from time to time may elect to reduce the Exercise Price by any amount for any period of time if the period is at least 15 days and if the reduction is irrevocable during the period; provided, however, that in no
                                                --------  -------
event may the Exercise Price be less than the par value of a share of Common Stock.

          Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 5 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

          A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b) or (c) of this Section 12.

          (i)  Notice of Certain Transactions.
               ------------------------------

          If:

               (1) the Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b) or (c) of this
     Section 12 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (f) of this Section 12;

               (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (j) of this Section 12; or

               (3) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

          (j)  Reorganization of Company.
               -------------------------

          If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

          If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

          If this subsection (j) applies to any transaction, subsections (a),
(b) and (c) of this Section 12 shall not apply to such transaction.

          (k)  Company Determination Final.
               ---------------------------

          Any determination that the Company or the Board of Directors must make pursuant to this Section 12 shall be conclusive.

          (l)  Warrant Agent's Disclaimer.
               --------------------------

          The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (j) of this Section 12 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

          (m)  When Issuance or Payment May Be Deferred.
               ----------------------------------------

          In any case in which this Section 12 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 13; provided,
                                                                     --------
however, that the Company shall deliver to such holder a due bill or other
- -------
appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (n)  Adjustment in Number of Shares.
               ------------------------------

          Upon each adjustment of the Exercise Price pursuant to this Section 12, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                            N'= N x  E
                                    ---
                                     E'

where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N = the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

     E' = the adjusted Exercise Price.

     E  = the Exercise Price prior to adjustment.

          (o)  Form of Warrants.
               ----------------

          Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          SECTION 13.  Fractional Interests.  The Company shall not be required
                       --------------------
to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay to the exercising Warrant holder (in lieu of issuance of such fractional Warrant Share) an amount in cash equal to the Exercise Price on the date the Warrant is presented for exercise, multiplied by such fraction.

          SECTION 14.  Notices to Warrant Holders.  Upon any adjustment of the
                       --------------------------
Exercise Price pursuant to Section 12, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate signed by the Chief Financial Officer, the Treasurer or any Assistant Treasurer, setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment of the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of any notice required to be mailed under the other provisions of this Agreement.

          SECTION 15.  Merger, Consolidation or Change of Name of Warrant Agent.
                       --------------------------------------------------------
Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of
Section 17. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant

Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          SECTION 16.  Warrant Agent.  The Warrant Agent undertakes the duties
                       -------------
and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

               (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

               (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

               (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

               (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or bad faith.

               (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

               (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

               (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

               (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

          SECTION 17.  Change of Warrant Agent.  If the Warrant Agent shall
                       -----------------------
become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this
Section 17, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

          SECTION 18.  Notices to Company and Warrant Agent. Any notice or
                       ------------------------------------
demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                    Host Marriott Corporation
                    10400 Fernwood Road
                    Bethesda, Maryland  20817
                    Attention:  Corporate Secretary
                                Department 72/862

          In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

          Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), or in the case of notices by the Company to the Warrant Agent, by telecopier, confirmed by overnight courier, to the Warrant Agent as follows:

                          First Chicago Trust Company
                                  of New York

                               [INSERT ADDRESS]



          SECTION 19.  Supplements and Amendments.  The Company and the Warrant
                       --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates.

          SECTION 20.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 21.  Termination.  This Agreement shall terminate on the
                       -----------
earlier of (i) the Expiration Time or (ii) the date on which all Warrants have been exercised. The provisions of Section 16 shall survive such termination.

          SECTION 22.  Governing Law.  This Agreement and each Warrant
                       -------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State.

          SECTION 23.  Benefits of This Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

          SECTION 24.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           [Signature Page Follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                 HOST MARRIOTT CORPORATION


                                 By:_______________________________
                                    Name:__________________________
                                    Title:_______________________


                                 FIRST CHICAGO TRUST COMPANY
                                 OF NEW YORK


                                 By:_______________________________
                                    Name:__________________________
                                    Title:_________________________

                                                                       EXHIBIT A

                         [Form of Warrant Certificate]

                                    [Face]














              ___________________________________________________

                           HOST MARRIOTT CORPORATION

                         COMMON STOCK PURCHASE WARRANT

                   EXERCISABLE ON OR BEFORE OCTOBER 8, 1998

              ___________________________________________________

No. _____                                                              Warrants

                              Warrant Certificate

                           HOST MARRIOTT CORPORATION

          This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of ________ Common Stock Purchase Warrants expiring October 8, 1998 (the "Warrants") to purchase Common Stock, par value $1.00 (the "Common Stock"), of Host Marriott Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the exercise price (the "Exercise Price") of (i) $8.00, if exercised on or before 5:00 p.m. New York City time on October 8, 1996 or (ii) $10.00, if exercised after 5:00 p.m. New York City time on October 8, 1996 but on or before 5:00 p.m. New York City time on October 8, 1998, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          No Warrant may be exercised after 5:00 p.m., New York City time on October 8, 1998. To the extent not exercised on or before 5:00 p.m., New York City time on October 8, 1998, such Warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

          This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of Delaware.

          IN WITNESS WHEREOF, Host Marriott Corporation has caused this Warrant Certificate to be duly executed by the manual or facsimile signature of the Chairman of its Board of Directors and by its Secretary and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                                 HOST MARRIOTT CORPORATION

                                                 By: ________________________
                                                       Chairman of the Board
                                                       of Directors


                                                 By: ________________________
                                                            Secretary


Countersigned:

FIRST CHICAGO TRUST COMPANY
OF NEW YORK
as Warrant Agent                                                  [SEAL]


By _____________________________
   Authorized Signature

                         [Form of Warrant Certificate]

                                   [Reverse]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring October 8, 1998 entitling the holder on exercise to receive shares of Common Stock, par value $1.00, of the Company (the "Common Stock"), and are issued pursuant to a Warrant Agreement dated as of _____________, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company to First Chicago Trust Company of New York, a New York banking corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder of the Warrants). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Warrants may be exercised at any time on or before 5:00 p.m., New York City time on October 8, 1998; provided, however, that no Warrants may be exercised during any Suspension Period, as defined in the Warrant Agreement.
The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof (or, subject to reimbursement for certain transfer costs, such holder's assignee) a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement (including payment of any other costs and expenses of exchange) for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement (including payment of any tax or other costs and expenses in connection therewith, and the Company's right to suspend transfers of Warrant Certificates during the pendency of any Suspension Period).

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         Form of Election to Purchase

                   (To Be Executed Upon Exercise Of Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Host Marriott Corporation in the amount of $______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to
_________________, whose address is __________________.  If the name(s) set forth in either of the two immediately preceding sentence is different than the name appearing on the Warrant Certificate surrendered herewith, I have also enclosed payment in the amount of any taxes, costs and other expenses payable upon the issuance of such certificate(s). Any cash payments to be paid in lieu of a fractional share of Common Stock should be made to ______________ whose address is ____________________________________________ and the check representing payment thereof should be delivered to __________ whose address is
____________________________________.


Dated:  _______, 199_

                               Name of holder of
                               Warrant Certificate: __________________
                                                      (please print)

                               Tax Identification or
                               Social Security Number:  _______________
                               Address: _______________________________
                               ________________________________________



Signature Guaranteed:          Signature:  ____________________________


____________________                         Note:  the above signature must
(Signature must be guaranteed                correspond with the name as written
by a member firm of the New York             upon the face of this Warrant
Stock Exchange or a commercial               Certificate in every particular,
bank or trust company)                       without alteration or enlargement
                                             or any change whatsoever.

                               Form of Transfer

          For value received _________________ hereby sells, assigns and transfers unto _______________________________________ (________________)
Warrants to purchase Common Stock represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint any authorized officer of the Warrant Agent as its attorney to transfer such Warrants on the books of the within-named Company with full power of substitution. I have enclosed payment in the amount of any taxes, costs and other expenses payable upon the transfer of such Warrants.


Dated:  _______, 199_

                            Signature:  _______________________________________

                                             Note:  the above signature must
                                             correspond with the name as written
                                             upon the face of this Warrant
                                             Certificate in every particular,
                                             without alteration or enlargement
                                             or any change whatsoever.


______________________
Social Security Number
or Tax Identification
Number of Transferee



Signature Guaranteed:



______________________
(Signature must be guaranteed
by a member firm of the New York
Stock Exchange or a commercial
bank or trust company)